UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006 (October 27, 2006)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01—Entry into a Material Definitive Agreement.

Executive Plan

On October 27, 2006, the Compensation Committee of the Board of Directors of WellPoint, Inc. (the “Company”) approved the WellPoint, Inc. Executive Agreement Plan (the “Executive Plan”), which replaces the WellPoint, Inc. Executive Severance Plan (the “Severance Plan”). The Executive Plan provides for certain payments and extension of benefits following a termination by the Company without cause or by the employee for good reason. The Executive Plan is substantially similar to the old Severance Plan, except as follows: (i) the definition of “cause” in the Executive Plan excludes “the Participant’s failure to promptly and adequately perform the duties assigned to the Participant by the Company, such performance to be judged in good faith at the discretion of the Company;” and, (ii) the following provisions of the definition of “good reason” in the Executive Plan apply whether or not there has been a change in control: if the Company reduces salary (or salary plus target bonus) by more than 10% over 24 months, if such reduction is not applicable generally to all management employees; if the Company requires a change in work location of more than 50 miles; and if the Company breaches the agreement.

The foregoing description of the Executive Plan does not purport to be complete and is qualified in its entirety by reference to the Executive Plan, which is filed as Exhibit 10.7 hereto and is incorporated herein by reference and constitutes a part of this report.

Watts Employment Agreement

On October 27, 2006, John S. Watts, Jr., President and CEO for Commercial and Consumer Business of the Company, entered into the Company Form Employment Agreement, which form agreement was filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. As a result of entering into the Form Employment Agreement, Mr. Watts becomes a participant in the Executive Plan.

Equity Grants

On November 1, 2006, Mr. Watts received a stock option grant for 40,000 shares of Company stock (the “Stock Option Grant”) and a restricted stock award for 20,000 shares of Company stock (the “Restricted Stock Grant”, and together with the Stock Option Grant, the “Equity Grants”). The exercise price of the Stock Option Grant is equal to the fair market value on the grant date, which is based on the closing market value of the Company’s Common Stock on the New York Stock Exchange on November 1, 2006 (which was $75.13). Each of the Stock Option Grant and the Restricted Stock Grant will vest in two equal installments on November 1, 2008 and November 1, 2009. On August 29, 2006, the Compensation Committee of the Board of Directors of the Company authorized the Equity Grants to be made on November 1, 2006 contingent upon Mr. Watts entering into the Form Employment Agreement. The Stock Option Grant was made pursuant to the Form of Nonqualified Stock Option Award Agreement, which is filed as Exhibit 10.58(f) hereto and is incorporated herein by reference and constitutes a part of this report. The Restricted Stock Grant was made pursuant to the Form of Restricted Stock Award Agreement, which is filed as Exhibit 10.58(g) hereto and is incorporated herein by reference and constitutes a part of this report.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

10.7	WellPoint, Inc. Executive Agreement Plan (Amended and Restated Effective November 1, 2006, With Certain Other Effective Dates)

10.58 (f)	Form of Nonqualified Stock Option Award Agreement.

10.58 (g)	Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2006

WELLPOINT, INC.

By:	/s/ Angela F. Braly
Name:	Angela F. Braly
Title:	Executive Vice President, General Counsel and Chief Public Affairs Officer